Exhibit 5.1

September 20, 2016

Star Bulk Carriers Corp.
c/o Star Bulk Management Inc.
40 Agiou Konstantinou Str.
Maroussi, 15124
Athens, Greece

Re:     Star Bulk Carriers Corp.

Ladies and Gentlemen:

We have acted as Marshall Islands counsel to Star Bulk Carriers Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”) and each of the Marshall Islands subsidiaries of the Company listed on Exhibit A hereto (collectively, the “Marshall Islands Subsidiaries” and each, a “Marshall Islands Subsidiary”), in connection with matters of Marshall Island law relating to (i) the Company’s public offering of 11,976,745 shares (the “Shares”) of its common shares, par value $0.01 per share; (ii) the underwriting agreement dated September 15, 2016 (the “Underwriting Agreement”) by and among you, as representatives (the “Representatives”) of the underwriters listed on Schedule I to the Underwriting Agreement (the “Underwriters”), and the Company; and (iii) the preparation of a registration statement on Form F-3 (File No. 333-197886), which was post-effectively amended and combined with the registration statement on Form F-3 (333-198832), which became effective with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”) on February 5, 2015 (the “Registration Statement”), a prospectus included therein (the “Base Prospectus”), a preliminary prospectus supplement thereto dated September 14 , 2016 (the “Preliminary Prospectus”) and a prospectus supplement dated September 15, 2016 (the “Final Prospectus” and together with the Base Prospectus and Preliminary Prospectus, the “Prospectus”). This opinion is furnished to the Underwriters at the request of the Company pursuant to Section 6(b)(ii) of the Underwriting Agreement. Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus of the Company included in the Registration Statement; (iii) the Underwriting Agreement; and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Shares have been duly authorized and validly issued and are fully paid for and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP